As filed with the Securities and Exchange Commission on January 21, 2004

                                                      Registration No. 333-13984
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------


                    Cable and Wireless Public Limited Company
             (Exact Name of Registrant as Specified in Its Charter)


         England and Wales                                N/A
  (State or Other Jurisdiction of           (I.R.S. Employer Identification
  Incorporation or Organization)                        Number)

                                C/o K.K. Claydon
                                Company Secretary
                               124 Theobalds Road
                                 London WCIX 8RX
                                 United Kingdom

              (Address of Registrant's Principal Executive Offices)
                             ---------------------



                        C&W Employee Stock Purchase Plan
                            (Full Title of the Plan)

                             ---------------------

                           Cable & Wireless USA, Inc.
                               8219 Leesburg Pike
                             Vienna, Virginia 22182
          c/o Cheryl Houser, Vice President & Associate General Counsel
                                 (408) 884-6532

     (Name, Address, and Telephone Number, Including Area Code, of Agent for
                                    Service)

                            ---------------------

                      with copies of all correspondence to:

                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006
                                 (212) 225-2466

On October 4, 2001, Cable and Wireless Public Limited Company (the "Registrant") registered 1,977,502 shares of its ordinary shares, par value 25 pence, on a Registration Statement on Form S-8 (file number 333-13984) under the Securities Act of 1933 (the "Registration Statement"), to be sold under the C&W Employee Stock Purchase Plan (the "Plan"). On September 30, 2003, the Registrant terminated the Plan and will not make any further sales thereunder. Accordingly, the Registrant is deregistering the 853,396 shares that were registered on the Registration Statement and remain unsold as of the Plan termination.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cable and Wireless Public Limited Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-13984) to be signed on its behalf by the undersigned, thereunto duly authorized, in London on this 21st day of January, 2004.



                                       CABLE AND WIRELESS PUBLIC LIMITED COMPANY

                                       By: /s/ Kenneth Keith Claydon
                                           ------------------------------
                                           Name:  Kenneth Keith Claydon
                                           Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the indicated capacities on the 21st day of January, 2004.

Name                              Title
----                              ----

/s/ Richard D Lapthorne           Chairman and Non-executive Director
-------------------------
Richard D Lapthorne


/s/ Robert O Rowley               Executive Director, Executive Deputy Chairman
-------------------------
Robert O Rowley


/s/ Francesco Caio                Executive Director; Chief Executive Officer
-------------------------
Francesco Caio


/s/ Kevin Loosemore               Executive Director; Chief Operating Officer
-------------------------
Kevin Loosemore


                                  Non-executive Director
-------------------------
Bernard P Gray


                                 Non-executive Director
-------------------------
Graham E Howe


                                 Non-executive Director
-------------------------
Kasper B Rorsted


                                Non-executive Director
-------------------------
Dr Janet P Morgan


/s/ Charles Herlinger             Chief Financial Officer
-------------------------
 Charles Herlinger


/s/ W Anthony Rice                Non-executive Director; Chairman, Audit
-------------------------         Committee
W Anthony Rice